ADVISERS MANAGERS TRUST
                               CUSTODIAN CONTRACT



SERIES                                         Date Added to Agreement


AMT Growth Investments                                  May 1, 1995

AMT Partners Investments                                May 1, 1995

AMT Balanced Investments                                May 1, 1995

AMT Government Income Investments                       May 1, 1995

AMT Limited Maturity Bond Investments                   May 1, 1995

AMT Liquid Asset Investments                            May 1, 1995

AMT International Investments                           May 1, 1997

AMT Guardian Investments                                October 15, 1997

AMT Mid-Cap Growth Investments                          October 15, 1997



Dated: October 15, 1997